[EXHIBIT 5 TO FORM S-3]

                   PALMER & DODGE

                 One Beacon Street
             Boston, Massachusetts 02108


Telephone:  (617) 573-0100   Facsimile:  (617) 227-4420


                        August 16, 1995

Colonial Gas Company
40 Market Street
Lowell, MA 01852

Ladies and Gentlemen:

	We are furnishing this opinion in connection with the Registration Statement on Form S-3 (the "Registration
Statement") being filed by Colonial Gas Company (the
"Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The
Registration Statement relates to a maximum of $75,000,000 aggregate principal amount of First Mortgage Bonds of the Company, designated Secured Medium Term Notes, Series A
(the "Series A Notes"), to be issued from time to time pursuant to a proposed Second Supplemental Indenture (the
"Supplemental Indenture") to the Second Amended and
Restated First Mortgage Indenture dated as of June 15, 1992 between the Company and The First National Bank of Boston, as successor Trustee (as supplemented and amended, and as proposed to be supplemented by the Supplemental Indenture, the "Indenture").

	We have acted as counsel to the Company in connection with the preparation of the Registration
Statement and the proposed issuance of the Series A Notes.
We have made such examination as we consider necessary to render this opinion.

	Based upon the foregoing and assuming that the terms of the Series A Notes will comply with applicable law at the time of issuance, we are of the opinion that:

	(1) when the Board of Directors of the Company or its Executive Committee or the designee thereof has determined the terms and conditions relating to the issuance and sale of the Series
	     A Notes, the Series A Notes will be duly authorized by the Company;

	(2)  upon the execution and delivery of the
	     Supplemental Indenture and the filing with the Trustee under the Indenture of the proper papers, the Series A Notes will be issuable under the terms of the Indenture;

	(3) upon the effectiveness of the Registration Statement, the qualification of the Indenture under the Trust Indenture Act of 1939, and the approval of the issuance of the Series A Notes by the Massachusetts Department of Public Utilities, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Series A Notes (except under the securities laws of the several states, as to which we do not express an opinion); and

	(4) upon the due execution and delivery of the Supplemental Indenture and the due execution, certification and delivery of the Series A Notes in accordance with the corporate and regulatory authorizations referred to above and in accordance with the Indenture, against payment therefor as contemplated by the Registration Statement, the Series A Notes will be valid and legally binding obligations of the Company, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

	We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Prospectus filed as a part thereof.

                          Very truly yours,



                          Palmer & Dodge

                [END OF EXHIBIT 5 TO FORM S-3]